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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our reports included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as amended, and any subsequent reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the Form 10-K, into the Company's Registration Statement on Form S-3.

Orange County, California
June 26, 1997


                                       ARTHUR ANDERSEN LLP